Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

September 7, 2006

To the Board of Directors

Global Entertainment Holdings/Equities, Inc.

Miami, FL

We consent to the incorporation by reference in the Registration Statement (Form S-8 No 333-83042) pertaining to the 2002 Stock Option Plan of Global Entertainment Holdings/Equities, Inc. of our report dated February 1, 2006 with respect to the consolidated financial statements of Global Entertainment Holdings/Equities, Inc. included in the Annual Report (Form 10-KSB) for the year ended December 31, 2005.

Mahoney Cohen & Company CPA, P.C.